Exhibit 99

Snap-on Announces First Quarter 2011 Results

Diluted EPS of $0.96 increases 52.4% from $0.63 last year;
Sales of $693.7 million up 11.6% year over year;
Operating earnings of $99.8 million rises 42.6% from 2010

KENOSHA, Wis.--(BUSINESS WIRE)--April 21, 2011--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the first quarter of 2011.

  Sales of $693.7 million increased $72.1 million, or 11.6%, from 2010 levels; excluding $9.1 million of favorable foreign currency translation, organic sales increased 10.0%.
  Gross profit of $330.6 million improved to 47.7% of sales compared with 46.3% a year ago.
  Operating earnings before financial services of $87.3 million increased $15.6 million from 2010 levels and, as a percentage of sales, improved to 12.6% from 11.6% a year ago.
  Financial services operating earnings of $12.5 million increased $14.2 million from 2010 levels primarily due to continued growth in the company’s on-book finance portfolio.
  Consolidated operating earnings of $99.8 million increased $29.8 million, or 42.6%, from 2010 levels; as a percentage of revenues, operating earnings improved to 13.9% from 11.1% a year ago.
  Net earnings of $56.2 million, or $0.96 per diluted share, increased from $36.8 million, or $0.63 per diluted share, a year ago.

“We are very encouraged by Snap-on’s first quarter performance,” said Nick Pinchuk, Snap-on chairman and chief executive officer, “and by the continued strengthening of our strategic position along each of our runways for growth. We believe the progress being made in enhancing the franchise network, expanding in the vehicle repair garage, extending in critical industries and building in emerging markets, coupled with our ongoing commitment to the Snap-on Value Creation Processes and the ramp-up of our on-book finance portfolio, positions Snap-on quite strongly for continued growth going forward. Overall, our first quarter reflects significant effort and achievement across the company. In that regard, I thank our franchisees and associates worldwide for their continued contributions and commitment.”

Segment Results

Commercial & Industrial Group segment sales of $272.4 million in the first quarter increased $25.4 million, or 10.3%, from 2010 levels, primarily reflecting continued higher sales to customers in emerging markets and increased sales in the segment’s European-based hand tools business. Excluding $4.4 million of favorable foreign currency translation, organic sales increased 8.4%.

Operating earnings of $31.6 million in the period increased $6.2 million from 2010 levels primarily due to higher sales, benefits from the Snap-on Value Creation Processes, including ongoing efficiency and productivity (collectively, “Rapid Continuous Improvement” or “RCI”) initiatives, and savings from restructuring actions. As a percentage of sales, the Group’s operating earnings of 11.6% in the first quarter increased from 10.3% a year ago.

Snap-on Tools Group segment sales of $282.0 million in the first quarter increased $33.5 million, or 13.5%, from 2010 levels. Excluding $3.9 million of favorable foreign currency translation, organic sales increased 11.7%, largely due to continued higher sales in the United States.

Operating earnings of $37.1 million in the period increased $10.1 million from 2010 levels as contributions from higher sales were partially offset by increased volume-related and other expenses and $2.7 million of higher restructuring costs. As a percentage of sales, operating earnings of 13.2% in the first quarter increased from 10.9% a year ago.

Repair Systems & Information Group segment sales of $227.0 million in the first quarter increased $24.9 million, or 12.3%, from 2010 levels, on particularly strong sales of undercar equipment and increased essential tool and facilitation program sales. Excluding $1.1 million of favorable foreign currency translation, organic sales increased 11.7%.

Operating earnings of $42.8 million in the period increased $5.8 million, or 15.7%, from 2010 levels primarily due to higher sales, lower restructuring costs and benefits from ongoing RCI and restructuring actions, partially offset by increased product development expenses. As a percentage of sales, operating earnings of 18.9% in the first quarter increased from 18.3% a year ago.

Financial Services operating earnings were $12.5 million on $25.8 million of revenue in the first quarter of 2011, as compared with an operating loss of $1.7 million on $9.7 million of revenue last year. The year-over-year increase in both revenue and operating earnings primarily reflects the growth in the company’s on-book finance portfolio.

Corporate expenses of $24.2 million in the first quarter of 2011 increased $6.5 million from prior-year levels primarily due to increased performance-based and stock-based (including mark-to-market) compensation expenses and anticipated higher pension expense.

Outlook

Snap-on anticipates continuing with its planned strategic investments in 2011, including further expansion in emerging markets. As a result, the company now expects that capital expenditures in 2011 will approximate $65 million, of which $18.6 million was spent in the first quarter. Snap-on also expects to incur $11 million of higher year-over-year pension expense in 2011 largely due to the amortization of investment losses incurred in 2008 related to its domestic pension plan assets. Interest expense on the $250 million of senior notes issued in December 2010 will approximate $2.7 million per quarter in 2011. Snap-on anticipates that its full year 2011 effective income tax rate will approximate 33.0%.

Conference Call and Webcast April 21, 2011, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, April 21, 2011, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit www.snapon.com/sna and click on the link toward the bottom of the page. Additional detail about Snap-on is also available on the Snap-on web site.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as customers in industry, government, agriculture, aviation and natural resources. Products and services are sold through the company’s franchisee, company-direct, distributor and Internet channels. Founded in 1920, Snap-on is a $2.6 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release contains statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended January 1, 2011, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended
	April 2,	April 3,
	2011	2010

Net sales	$693.7	$621.6
Cost of goods sold	(363.1)	(334.0)
Gross profit	330.6	287.6
Operating expenses	(243.3)	(215.9)
Operating earnings before financial services	87.3	71.7

Financial services revenue	25.8	9.7
Financial services expenses	(13.3)	(11.4)
Operating earnings (loss) from financial services	12.5	(1.7)

Operating earnings	99.8	70.0
Interest expense	(16.3)	(14.0)
Other income (expense) – net	0.8	0.3
Earnings before income taxes and equity earnings	84.3	56.3
Income tax expense	(27.2)	(19.0)
Earnings before equity earnings	57.1	37.3
Equity earnings, net of tax	0.9	0.7
Net earnings	58.0	38.0
Net earnings attributable to noncontrolling interests	(1.8)	(1.2)
Net earnings attributable to Snap-on Inc.	$56.2	$36.8

Net earnings per share attributable to Snap-on Inc.
Basic	$0.97	$0.64
Diluted	0.96	0.63

Weighted-average shares outstanding
Basic	58.2	57.8
Effect of dilutive options	0.5	0.5
Diluted	58.7	58.3

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended
	April 2,	April 3,
	2011	2010

Net sales
Commercial & Industrial Group	$272.4	$247.0
Snap-on Tools Group	282.0	248.5
Repair Systems & Information Group	227.0	202.1
Segment net sales	781.4	697.6
Intersegment eliminations	(87.7)	(76.0)
Total net sales	$693.7	$621.6
Financial Services revenue	25.8	9.7
Total revenues	$719.5	$631.3

Operating earnings (loss)
Commercial & Industrial Group	$31.6	$25.4
Snap-on Tools Group	37.1	27.0
Repair Systems & Information Group	42.8	37.0
Financial Services	12.5	(1.7)
Segment operating earnings	124.0	87.7
Corporate	(24.2)	(17.7)
Operating earnings	$99.8	$70.0
Interest expense	(16.3)	(14.0)
Other income (expense) – net	0.8	0.3
Earnings before income taxes and equity earnings	$84.3	$56.3

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	April 2,	January 1,
	2011	2011

Assets
Cash and cash equivalents	$517.3	$572.2
Trade and other accounts receivable – net	457.6	443.3
Finance receivables – net	232.8	215.3
Contract receivables – net	42.4	45.6
Inventories – net	368.6	329.4
Deferred income tax assets	83.5	87.0
Prepaid expenses and other assets	101.1	72.7
Total current assets	1,803.3	1,765.5

Property and equipment – net	352.6	344.0
Deferred income tax assets	91.7	91.5
Long-term finance receivables – net	370.7	345.7
Long-term contract receivables – net	131.6	119.3
Goodwill	822.8	798.4
Other intangibles – net	194.0	192.8
Other assets	73.3	72.2
Total Assets	$3,840.0	$3,729.4

Liabilities and Shareholders' Equity
Notes payable and current maturities of long-term debt	$217.5	$216.0
Accounts payable	141.5	146.1
Accrued benefits	48.7	45.0
Accrued compensation	66.7	86.7
Franchisee deposits	39.5	40.4
Other accrued liabilities	361.0	346.9
Total current liabilities	874.9	881.1

Long-term debt	953.0	954.8
Deferred income tax liabilities	96.6	94.4
Retiree health care benefits	58.6	59.6
Pension liabilities	259.2	246.1
Other long-term liabilities	92.1	89.0
Total Liabilities	2,334.4	2,325.0

Shareholders' Equity
Shareholders' Equity attributable to Snap-on Inc.
Common stock	67.3	67.3
Additional paid-in capital	174.5	169.2
Retained earnings	1,681.4	1,644.1
Accumulated other comprehensive loss	(40.4)	(104.8)
Treasury stock at cost	(393.1)	(387.3)
Total Shareholders' Equity attributable to Snap-on Inc.	1,489.7	1,388.5
Noncontrolling interests	15.9	15.9
Total Shareholders' Equity	1,505.6	1,404.4
Total Liabilities and Shareholders' Equity	$3,840.0	$3,729.4

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flow
(Amounts in millions)
(unaudited)

	Three Months Ended
	April 2,	April 3,
	2011	2010

Operating activities:
Net earnings	$58.0	$38.0
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	12.4	12.3
Amortization of other intangibles	5.9	5.9
Provision for losses on finance receivables	1.8	3.4
Provision for losses on non-finance receivables	5.7	6.3
Stock-based compensation expense	5.9	3.0
Excess tax benefits from stock-based compensation	(1.3)	(0.2)
Deferred income tax provision (benefit)	3.6	(4.2)
Changes in operating assets and liabilities:
(Increase) decrease in trade and other accounts receivable	(9.5)	(22.7)
(Increase) decrease in contract receivables	(7.5)	(10.7)
(Increase) decrease in inventories	(29.3)	(22.2)
(Increase) decrease in prepaid and other assets	(11.5)	(6.9)
Increase (decrease) in accounts payable	(6.3)	6.6
Increase (decrease) in accruals and other liabilities	-	1.8
Net cash provided by operating activities	27.9	10.4

Investing activities:
Additions to finance receivables	(128.2)	(110.7)
Collections of finance receivables	86.8	45.5
Capital expenditures	(18.6)	(5.7)
Disposal of property and equipment	0.2	0.1
Net cash used by investing activities	(59.8)	(70.8)

Financing activities:
Repayment of long-term debt	-	(150.0)
Proceeds from short-term borrowings	9.6	6.4
Repayments of short-term borrowings	(8.5)	(5.8)
Net increase in other short-term borrowings	0.5	0.4
Purchase of treasury stock	(17.6)	-
Proceeds from stock purchase and option plans	11.8	2.0
Cash dividends paid	(18.9)	(17.4)
Excess tax benefits from stock-based compensation	1.3	0.2
Other	(2.1)	(2.0)	`
Net cash used by financing activities	(23.9)	(166.2)

Effect of exchange rate changes on cash and cash equivalents	0.9	(0.5)
Decrease in cash and cash equivalents	(54.9)	(227.1)

Cash and cash equivalents at beginning of year	572.2	699.4
Cash and cash equivalents at end of period	$517.3	$472.3

Supplemental cash flow disclosures:
Cash paid for interest	$(24.1)	$(28.2)
Net cash paid for income taxes	(8.7)	(10.2)

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	April 2,	April 3,	April 2,	April 3,
	2011	2010	2011	2010

Net sales	$693.7	$621.6	$-	$-
Cost of goods sold	(363.1)	(334.0)	-	-
Gross profit	330.6	287.6	-	-
Operating expenses	(243.3)	(215.9)	-	-
Operating earnings before financial services	87.3	71.7	-	-

Financial services revenue	-	-	25.8	9.7
Financial services expenses	-	-	(13.3)	(11.4)
Operating earnings (loss) from financial services	-	-	12.5	(1.7)

Operating earnings (loss)	87.3	71.7	12.5	(1.7)
Interest expense	(16.0)	(14.0)	(0.3)	-
Intersegment interest income (expense) – net	7.8	3.8	(7.8)	(3.8)
Other income (expense) – net	0.8	0.3	-	-
Earnings (loss) before income taxes and equity earnings	79.9	61.8	4.4	(5.5)
Income tax (expense) benefit	(25.7)	(21.4)	(1.5)	2.4
Earnings (loss) before equity earnings	54.2	40.4	2.9	(3.1)
Financial services – net earnings (loss)
attributable to Snap-on Inc.	2.9	(3.1)	-	-
Equity earnings, net of tax	0.9	0.7	-	-
Net earnings (loss)	58.0	38.0	2.9	(3.1)
Net earnings attributable to noncontrolling interests	(1.8)	(1.2)	-	-
Net earnings (loss) attributable to Snap-on Inc.	$56.2	$36.8	$2.9	$(3.1)

* Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	April 2,	January 1,	April 2,	January 1,
	2011	2011	2011	2011

Assets
Cash and cash equivalents	$406.6	$462.6	$110.7	$109.6
Intersegment receivables	7.6	6.7	-	-
Trade and other accounts receivable – net	448.0	434.5	9.6	8.8
Finance receivables – net	-	-	232.8	215.3
Contract receivables – net	8.1	7.9	34.3	37.7
Inventories – net	368.6	329.4	-	-
Deferred income tax assets	82.9	82.4	0.6	4.6
Prepaid expenses and other assets	102.4	74.1	1.2	0.7
Total current assets	1,424.2	1,397.6	389.2	376.7

Property and equipment – net	351.6	343.0	1.0	1.0
Investment in Financial Services	143.9	134.4	-	-
Deferred income tax assets	89.4	75.7	2.3	15.8
Long-term finance receivables – net	-	-	370.7	345.7
Long-term contract receivables – net	8.5	8.4	123.1	110.9
Goodwill	822.8	798.4	-	-
Other intangibles – net	194.0	192.8	-	-
Other assets	74.1	72.8	0.5	0.5
Total Assets	$3,108.5	$3,023.1	$886.8	$850.6

Liabilities and Shareholders' Equity
Notes payable and current maturities of long-term debt	$217.5	$216.0	$-	$-
Accounts payable	133.9	129.6	7.6	16.5
Intersegment payables	-	-	7.6	6.7
Accrued benefits	48.6	45.0	0.1	-
Accrued compensation	65.3	83.4	1.4	3.3
Franchisee deposits	39.5	40.4	-	-
Other accrued liabilities	248.6	218.1	116.2	132.0
Total current liabilities	753.4	732.5	132.9	158.5

Long-term debt and intersegment long-term debt	367.4	418.8	585.6	536.0
Deferred income tax liabilities	96.5	94.3	0.1	0.1
Retiree health care benefits	58.6	59.6	-	-
Pension liabilities	259.2	246.1	-	-
Other long-term liabilities	67.8	67.4	24.3	21.6
Total Liabilities	1,602.9	1,618.7	742.9	716.2

Total Shareholders' Equity attributable to Snap-on Inc.	1,489.7	1,388.5	143.9	134.4
Noncontrolling interests	15.9	15.9	-	-
Total Shareholders' Equity	1,505.6	1,404.4	143.9	134.4
Total Liabilities and Shareholders' Equity	$3,108.5	$3,023.1	$886.8	$850.6

* Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski, 262/656-6121
Media:
Richard Secor, 262/656-5561